Exhibit 10.2

EXECUTION VERSION

LOAN SALE AGREEMENT

by and between

FIFTH STREET SENIOR FLOATING RATE CORP.,
as the Seller,

and

FS SENIOR FUNDING II LLC,
as the Purchaser

Dated as of January 15, 2015

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ii

THIS LOAN SALE AGREEMENT, dated as of January 15, 2014 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between FIFTH STREET SENIOR FLOATING RATE CORP., a Delaware corporation (together with its successors and permitted assigns in such capacity, the “Seller”), and FS SENIOR FUNDING II LLC, a Delaware limited liability company (together with its successors and permitted assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Loan and Security Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among the Purchaser, as the borrower, the Seller, Fifth Street Senior Floating Rate Corp., as the collateral manager (the “Collateral Manager”), each of the Lenders from time to time party thereto, Citibank, N.A., as the Administrative Agent, and Wells Fargo Bank, National Association, as the Collateral Agent;

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Section 1.01         Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Conveyed Assets”: The Loan Assets.

“Indemnified Party”: The meaning specified in Section 6.01.

“Ineligible Loan”: The meaning specified in Section 7.02.

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“Loan”: Any commercial loan which (a) is sourced, originated or purchased by the Seller or any of its Affiliates in the ordinary course of business and which the Purchaser acquires; (b) is not a bond or a note and (c) is issued or made pursuant to a credit agreement.

“Loan Assets”: Any assets acquired by the Purchaser from the Seller pursuant to Section 2.01(a), which assets shall include the Seller’s right, title and interest in the following:

(i)          the Loans listed in the related Loan Schedule, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii)         all security interests and Liens and Related Property subject thereto (including but not limited to, any amounts on deposit in any cash reserve, collection, custody or lockbox accounts) from time to time purporting to secure payment by Obligors under such Loans;

(iii)        all rights with respect to the Loans to which the Seller is entitled as lender under the applicable Underlying Instruments;

(iv)        all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time purporting to secure or support payment of any Loan, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto supporting or securing payment of such Loans;

(v)         all collections (other than Excluded Amounts) and records (including computer records) with respect to the foregoing;

(vi)        all Underlying Instruments relating to the applicable Loan Files; and

(vii)       all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Seller to the Collateral Agent, for each Loan, of all Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

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“Loan Schedule”: The schedule listing each Loan sold or scheduled to be sold by the Seller to the Purchaser and each Underlying Instrument in respect of each such Loan, along with a notation as to whether each such Underlying Instrument has been delivered by the Seller to the Collateral Agent and the Administrative Agent or, if any such Underlying Instrument has not been delivered and is a Required Loan Document, the anticipated delivery date of each such Underlying Instrument.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Seller has not requested a promissory note from the related Obligor.

“Participation”: The meaning specified in Section 2.06(a).

“Purchaser”: The meaning set forth in the preamble.

“Related Property”: With respect to any Loan, means the interest of the Obligor in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.

“Restricted Junior Payment”: (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Purchaser now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Purchaser; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Purchaser now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Purchaser now or hereafter outstanding, and (d) any payment of management fees by the Purchaser. For the avoidance of doubt, (x) payments and reimbursements due to the Collateral Manager in accordance with the Transaction Documents do not constitute Restricted Junior Payments, and (y) distributions by the Purchaser to holders of its membership interests of Loans or of cash or other proceeds relating thereto which have been substituted by the Purchaser in accordance with the Loan Agreement shall not constitute Restricted Junior Payments.

“Seller”: The meaning set forth in the preamble.

“Seller Retained Interest”: Accrued and unpaid interest (other than Accreted Interest) with respect to any Loan with respect to that period of time prior to the Transfer Date, with respect to the related Loan.

“Transfer Date”: The date of transfer of any Loan Assets hereunder.

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“Transfer Deposit Amount”: On any date of determination with respect to any Loan, an amount equal to the purchase price (expressed as percentage of par) multiplied by the outstanding principal balance of such Loan on its initial Transfer Date less any payments on account of principal received by the Purchaser after such initial Transfer Date with respect thereto, plus the portion of fees amortized since the initial Transfer Date, such fees calculated per the Seller’s accounting policies with respect to such Loan.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Loan.

Section 1.02         Other Terms.

The interpretive provisions contained in Section 1.2, Section 1.3 and Section 1.4 of the Loan Agreement are hereby incorporated by reference herein.

ARTICLE II

TRANSFER OF THE CONVEYED ASSETS

Section 2.01         Transfer of the Conveyed Assets.

(a)          Each of the Seller and the Purchaser agrees and acknowledges that the Purchaser may, as permitted hereunder and under the Loan Agreement, acquire from the Seller Loan Assets for a purchase price equal to the fair market value thereof as agreed between the Purchaser and the Seller. Loan Assets will be acquired, in each case, pursuant to this Agreement and one or more assignment agreements in the form specified in the applicable Underlying Instruments having an effective date as specified in such assignment agreement without further amendment hereof. The purchase price for each Loan Asset shall be paid by the Purchaser in a combination of (i) immediately available funds and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the purchase price, by means of a capital contribution by the Seller to the Purchaser; provided that, the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby. No Secured Party shall have any obligation or liability pursuant to the terms of the applicable Underlying Instruments, no such obligation or liability is intended to be assumed by the Secured Parties and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Collateral Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Agented Loan.

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(b)          Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors. Each of the Seller and the Purchaser agrees that (i) the representations, warranties and covenants of the Seller set forth herein will run to and be for the benefit of the Purchaser and the Collateral Agent and (ii) either the Purchaser or the Collateral Agent may enforce directly (without joinder of the Purchaser when enforcing against the Seller) the repurchase obligations of the Seller with respect to breaches of such representations, warranties and covenants as set forth herein. The parties hereto acknowledge and agree that the Collateral Agent for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants. Except as otherwise set forth in Section 6.01 and the repurchase obligations set forth in Section 7.02, neither the Purchaser nor the Collateral Agent has any recourse to the Seller with respect to the Conveyed Assets, including no recourse to, or guaranty by the Seller of any defaults or delinquent payments under the Conveyed Assets.

(c)          The Seller shall use its commercially reasonable efforts to ensure that each of the Purchaser and its assignees has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Conveyed Assets and/or to recreate the related Loan Files.

(d)          Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax and consolidated accounting purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided that, as a result of the consolidation required by GAAP, the transfers of the Conveyed Asset may be reflected as a financing by the Seller in its consolidated financial statements The Seller agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements (whether separate or consolidated) that the applicable Conveyed Assets have been purchased by the Purchaser in accordance with this Agreement. On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the applicable Conveyed Assets, and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Conveyed Assets. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created). For such purposes, this Agreement shall constitute, and hereby does constitute, a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser and, in connection therewith, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

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(e)          If any such transfer of Conveyed Assets by the Seller to the Purchaser is deemed to be the mere granting of a security interest to secure a financing, the Purchaser may, to secure the Purchaser’s obligations under the Loan Agreement, repledge and reassign to the Collateral Agent for the benefit of the Secured Parties (i) all or a portion of the Conveyed Assets pledged to the Purchaser by the Seller and with respect to which the Purchaser has not released its security interest at the time of such pledge and assignment and (ii) all proceeds thereof. Such repledge and reassignment may be made with or without a repledge and reassignment by the Purchaser of its rights under any agreement with the Seller, and without further notice to or acknowledgment from the Seller. The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.01(d), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as secured party and the Collateral Agent as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

Section 2.02         Conveyance of Loan Assets.

As and when permitted by the Loan Agreement and subject to this Section 2.02 and the satisfaction of the conditions imposed under the Loan Agreement with respect to the acquisition of Loan Assets, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein. In connection with each sale or transfer of Conveyed Assets, the Seller shall be deemed to have certified, with respect to the Conveyed Assets to be sold or otherwise transferred by it on such day, that its representations and warranties contained in Sections 3.01 and 3.02 are true, complete and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred or would result therefrom and no Default exists or would result therefrom.

Section 2.03         Reserved.

Section 2.04         Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that (i) the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser or (ii) the Purchaser is acquiring such Loan at the closing of such Loan. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

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Section 2.05         Delivery of Documents.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller, on behalf of the Purchaser and the Collateral Manager, will deliver or cause to be delivered to the Collateral Agent each of the Required Loan Documents with respect to such Loan.

Section 2.06         Closing Date Loans.

(a)          On the Closing Date, (i) the Seller shall sell, transfer, assign, grant and convey without recourse, except as otherwise provided herein, to Purchaser, and Purchaser shall purchase from Seller on terms no less favorable to Purchaser than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, a 100% undivided participation interest in Seller’s interests in the Closing Date Loans and the Collateral relating thereto (collectively, the “Participation”), the legal title to which is held by the Seller, and (ii) the Purchaser hereby acquires the Participation and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect to each Closing Date Loan.  Other than for tax and accounting purposes, the parties hereby agree to treat the transfer of the Participation by Seller to Purchaser as a sale and purchase on all of their respective relevant books and records.

(b)          The Seller and the Purchaser hereby acknowledge and agree that (i) the sale, transfer, assignment, grant and conveyance of the Participation is being effectuated pursuant to this Agreement instead of an assignment of Seller’s legal interest in and title (which such legal interest and title will not be effective until the individual assignments become effective) to the Closing Date Loans and the Collateral related thereto because the conditions precedent under the Required Loan Documents to the transfer, assignment and conveyance of Seller’s legal interest in and title to the Closing Date Loans and the Collateral related thereto may not be fully satisfied as of the Closing Date and (ii) the sale, transfer, grant and conveyance of the Participation hereunder shall have the consequence that the Seller does not have an equitable interest in the Closing Date Loans and the Collateral related thereto and Purchaser holds 100% of the equitable interest in the Closing Date Loans and the Collateral relating thereto. At no additional cost to Purchaser, the Seller will prepare individual assignments consistent with the requirements of the Required Loan Documents and provide them to any Persons required under the Required Loan Documents, which assignments will become effective in accordance with the Required Loan Documents upon obtaining certain consents thereto or upon the passage of time or both.  The Seller and the Purchaser agree to use their commercially reasonable efforts to cause such assignments to become effective prior to the end of the Assignment Period.  Upon any such assignment becoming effective, the related asset shall no longer be a Closing Date Loan, legal title will be transferred to the Purchaser and the Participation with respect to such Closing Date Loan and Collateral relating thereto will terminate automatically. In addition, upon any such assignment becoming effective, Seller and Purchaser agree, for administrative convenience, that Seller shall, in accordance with the Loan Agreement (on behalf of the Borrower) transfer or cause the transfer of the Closing Date Loan and the Collateral related thereto directly to the Collateral Agent each assigned Closing Date Loan being transferred to the Purchaser.  Each item shall be delivered to the Collateral Agent in accordance with Section 2.05.

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Seller shall direct all Obligors, administrative agents and loan agents (as applicable) with respect to the participated Closing Date Loans and the Collateral related thereto to pay any Collections with respect thereto into the Collection Account. Upon Seller's receipt of any Collections, Purchaser hereby instructs Seller to remit, and Seller shall remit, or cause its custodian to remit, such Collections (other than any Excluded Amounts, which shall be retained by Seller) within two Business Days of its receipt thereof directly to the Collection Account.

Upon receipt by Purchaser or the Collateral Agent of the effective assignment of any Closing Date Loans and the Collateral participated pursuant to this Section 2.06, Seller, for value received, hereby sells, assigns, transfers and conveys to Purchaser, and Purchaser hereby irrevocably purchases and assumes from Seller (i) all of Seller’s right, title and interest in, to and under the assigned Closing Date Loans and (ii) all right, title and interest with respect thereto.

(c)          The Seller shall not be obligated to make any payment to the Purchaser in anticipation of the receipt of funds from the related Obligor with respect to any Participation.  If the Seller is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Obligor to the Seller and transferred by the Seller to (and paid to) the Purchaser, then the Purchaser shall, on demand of the Seller, forthwith return to the Seller any such payments transferred (and paid) to the Purchaser by the Seller in respect of the Participation, but without interest on such payments (unless the Seller is required to pay interest on such amounts to the Person recovering such payments).

(d)          In the event that any Closing Date Loan is not fully assigned by the Assignment Period Backstop Date, the Seller may optionally repurchase such Closing Date Loan from the Purchaser.

(e)          The Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in the Closing Date Loans and the Collateral relating thereto to secure the prompt and complete payment of all of the Seller obligations with respect to the Participation and all of the Seller’s obligations under this Section 2.04. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. The Seller authorizes Purchaser, the Administrative Agent and the Collateral Agent on behalf of the Secured Parties to file UCC financing statements naming the Seller as “debtor”, the Purchaser as “assignor secured party” and the Collateral Agent as “assignee secured party”, or similar applicable designations, and describing the Collateral, in each jurisdiction that the Purchaser deems necessary in order to protect the security interests in the Collateral granted under this Section 2.06.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each transfer of Loan Assets is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser or the Purchaser acquires directly at the closing of the Loan in accordance with Section 2.04) set forth in Section 3.01 and, with respect to the Loan Assets transferred on such Transfer Date, Section 3.02, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller for the benefit of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties.

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The representations and warranties set forth in this Article III are given as of the applicable Transfer Date, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.01         Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Purchaser, the Collateral Manager and to the Collateral Agent for the benefit of the Secured Parties as of the date hereof and as of each Transfer Date that:

(a)          Organization and Good Standing. The Seller has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted. The Seller had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b)          Due Qualification. The Seller is (i) duly qualified to do business and is in good standing as a corporation in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to so qualify or have such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)          Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (x) execute and deliver each Transaction Document to which it is a party, and (y) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and, in the case of the Seller, the transfer and assignment of an ownership and security interest in the Conveyed Assets on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d)          Binding Obligation. Each Transaction Document to which the Seller is a party, assuming due execution and delivery by each other party thereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

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(e)          No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof (including, without limitation, the use of the proceeds from the sale of the Conveyed Assets) will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Seller or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon the Seller’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law except, in the case of clauses (i) and (iii), where such conflicts, breaches or violations would not reasonably be expected to have a Material Adverse Effect.

(f)          Agreements. The Seller is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Seller is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g)          No Proceedings. There is no litigation, administrative proceeding or investigation pending or, to the actual knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(h)          All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of each Transaction Document to which it is a party have been obtained or made, except for filings of UCC-1 financing statements in connection with the transactions contemplated by the Transaction Documents or where the failure to so obtain would not reasonably be expected to have a Material Adverse Effect.

(i)          Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j)          Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Seller is a party do not and will not render the Seller not Solvent and the Seller has delivered to the Purchaser and the Administrative Agent on the Closing Date a certification in the form of Exhibit C to the Loan Agreement.

(k)          Selection Procedures; Origination of Loans. In selecting the Loans to be transferred to the Purchaser pursuant to the terms of this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser (or any of its assignees, including any Secured Party). Such Loans originated by the Seller were originated pursuant to and in accordance with the credit policies of the Seller.

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(l)          Taxes. The Seller has timely filed or caused to be filed all U.S. federal, state and all other material tax returns and reports which, to its knowledge, are required to be filed by it, if any, and has paid or caused to be paid all U.S. federal, state and other material Taxes required to be paid by it, except taxes that are being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on its books); no tax lien has been filed against the Seller; and to the Seller’s knowledge, no claim is being asserted with respect to any such Taxes.

(m)          No Liens, Etc. The Conveyed Assets to be acquired by Purchaser hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to convey the same and interests therein and, upon the conveyance thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Conveyed Assets, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective UCC financing statement reflecting the Seller or the Seller’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Conveyed Assets is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan Agreement.

(n)          Information True and Correct. All information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Seller to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and correct (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, (when taken as a whole and after giving effect to any updates thereto) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge); provided that, solely with respect to written or electronic information furnished by or on behalf of the Seller which was provided to the Seller from an Obligor with respect to a Loan, such information need only be true, correct and complete to the knowledge of the Seller; provided, further, that the foregoing proviso shall not apply to any information covered by a Collateral Manager report or certification or presented in a Funding Notice or Borrowing Base Certificate.

(o)          Location. The Seller’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Seller has not changed its location within the four (4) months preceding the Closing Date, except to the extent it has satisfied the requirements of Sections 4.03 and 5.01(d); provided that, the parties acknowledge that the formation of the Seller in Delaware shall not be deemed to be a “change” within the meaning of this clause (m).

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(p)          Legal Name. The Seller’s exact name as of the Closing Date is Fifth Street Senior Floating Rate Corp. As of the Closing Date, the Seller has not had any prior legal names.

(q)          Value Given. The Seller has received reasonably equivalent value from the Purchaser in consideration for the transfer to the Purchaser of the Conveyed Assets, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(r)          Accounting. The Seller accounts for the sale, conveyance and transfer of each Loan hereunder as a sale for legal purposes on its books, records and financial statements, in each case consistent with the requirements set forth herein (other than for tax and consolidated accounting purposes).

(s)          Investment Company Act. The Seller is a “closed end fund” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act and qualifies as a RIC within the meaning of the Internal Revenue Code. The Seller conducts its business and other activities in compliance in all material respects with the applicable provisions of the 1940 Act and any applicable rules, regulations or orders issued thereunder. The business and other activities of the Seller do not now and will not at any time result in any material violations, with respect to the Seller, of the provisions of the 1940 Act and any applicable rules, regulations or orders issued thereunder. The Seller is in compliance with its investment policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(t)          ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all Pension Plans of the Seller does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts). No prohibited transactions (within the meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, withdrawal from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Seller or any ERISA Affiliate of the Seller was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA have occurred, (ii) no Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

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(u)          Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Conveyed Assets to the Purchaser with any intent to hinder, delay or defraud any of the Seller’s creditors.

(v)         Loan Sale Agreement. This Agreement and any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan in accordance with the related Underlying Instruments are the only agreements or arrangements pursuant to which the Seller conveys the Conveyed Assets to the Purchaser.

(w)          Security Interest.

(i)          This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Conveyed Assets in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;

(ii)         the Loans, along with the related Loan Files, are comprised of “instruments,” “securities entitlements,” “general intangibles” (including “payment intangibles”), “tangible chattel paper,” “accounts,” “certificated securities,” “uncertificated securities,” “supporting obligations,” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Seller has complied with its obligations under this Section 3.01(v);

(iii)        the Seller owns and has good and marketable title to (or with respect to assets securing any Loans, a valid security interest in) the applicable Conveyed Assets on each Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv)        the Seller has received all consents and approvals required by the terms of any Loan, to the conveyance thereof and the granting of a security interest in the Loans to the Purchaser;

(v)         the Seller has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Conveyed Assets in which a security interest may be perfected by any filing of a UCC financing statement; provided that filings in respect of real property shall not be required;

(vi)        except as otherwise expressly permitted by the terms of this Agreement and the Loan Agreement and other than the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Conveyed Assets. The Seller has not authorized the filing of and is not aware of any UCC financing statements against the Seller that include a description of collateral covering the Conveyed Assets other than any UCC financing statement (A) relating to the security interest granted to the Purchaser under this Agreement or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller;

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(vii)        all original executed copies of each underlying promissory note or copies of each Loan Register, as applicable, that constitute or evidence each Loan have been, or subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Agent;

(viii)       none of the underlying promissory notes or Loan Registers, as applicable, that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(ix)          with respect to any Conveyed Asset that constitutes a “certificated security”, such certificated security has been delivered to the Collateral Agent, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Purchaser of such certificated security; and

(x)           with respect to any Conveyed Asset that constitutes an “uncertificated security”, the Seller has caused the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(x)          Compliance with Law. The Seller has complied in all material respects with all Applicable Law to which it may be subject and no Conveyed Asset contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(y)          No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller since the Closing Date (except as may have been previously disclosed and waived in accordance with the Transaction Documents).

(z)          Instructions to Agents and Obligors. The Seller has directed the agent or administrative agent for any Loan to remit all payments and collections with respect to such Loan, and, if applicable, has directed the Obligor with respect to such Loan to remit all such payments and collections with respect to such Loan, directly to the Collection Account.

(aa)         Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Collections and Principal Collections on the Conveyed Assets. The Seller acknowledges that it has been instructed by the Purchaser to deposit into the Collection Account the Repurchase Price relating to any Loan required to be repurchased hereunder. The Seller acknowledges that all Available Funds received by it or its Affiliates with respect to the Conveyed Assets, along with any funds it is required to deposit into the Collection Account to effect any repurchase of any Loan required hereunder, are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until deposited into the Collection Account as required by this Agreement and the Loan Agreement

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(bb)         Full Payment. As of the initial Transfer Date thereof, the Seller had no knowledge of any fact which should lead it to expect that any Loan which is being sold, conveyed and transferred to the Purchaser on such Transfer Date will not be repaid by the applicable Obligor in full.

(cc)         Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Seller pursuant hereto, in connection herewith or in connection with the negotiation hereof (other than projections and other forward looking information and information of a general economic or industry specific nature) is, to the best of the Seller’s knowledge, true and correct in all material respects.

(dd)         Ownership of the Purchaser. The Seller owns directly 100% of the membership interests of the Purchaser, free and clear of any Lien. Such membership interests are validly issued, fully paid and non-assessable, and there are no options, warrants or other rights to acquire membership interests of the Purchaser.

(ee)         Confirmation from the Seller. The Seller has provided written confirmation to the Purchaser that the Seller will not cause the Purchaser to file a voluntary petition under the Bankruptcy Code.

(ff)         USA Patriot Act. Neither the Seller nor, to the best of the Seller’s knowledge, any Affiliate of the Seller is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns

(gg)         Covenants. All material covenants, agreements and undertakings of the Seller hereunder have been fully performed.

(hh)         Opinion. The assumptions set forth in the non-consolidation and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Dechert LLP, dated as of the date hereof are true, complete and correct as related to the Seller.

Section 3.02         Accuracy of Representations and Warranties Regarding the Loans.

By its execution of this Agreement, the Seller hereby represents to the Purchaser, the Collateral Manager and to the Collateral Agent for the benefit of the Secured Parties as of the date hereof, as of each Transfer Date and as of each Advance Date that:

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(a)          Eligibility of Collateral. The Seller has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on Schedule 1 hereto as of the date each such Loan was sold to the Purchaser. As of each Transfer Date, (i) the Loan List and the information contained on Schedule 1 hereto is an accurate and complete listing of all Loans included in the Conveyed Assets as of the related Transfer Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date, (ii) any assignment agreement with respect to Loans is true, correct and complete as of the related Funding Date, (iii) each such Loan is an Eligible Loan, (iv) each such Loan is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the sale thereof to the Purchaser), is in compliance in all material respects with all Applicable Laws and (v) with respect to each such Loan included in the Conveyed Assets, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the granting of a security interest in such Conveyed Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect.

(b)          No Fraud. Each Loan originated by the Seller was originated without any fraud or material misrepresentation by the Seller, or to the best of the Seller’s knowledge, by the related Obligor and each Loan originated by an unaffiliated third party which was purchased by the Seller and sold to the Purchaser hereunder was, to the best of the Seller's knowledge, originated without any fraud or misrepresentation by the relevant originator or relevant Obligor.

(c)          Set–Off, Etc. No Conveyed Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller or the Obligor thereof, and no Conveyed Asset, including any Loan, is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Conveyed Assets or otherwise, by the Seller or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Conveyed Assets otherwise permitted pursuant to Section 5.1(cc) of the Loan Agreement and in accordance with the Seller’s credit policies and the Collateral Manager Standard

(d)          Environmental. With respect to each Underlying Asset as of the applicable Cut-Off Date for the Loan related to such Underlying Asset, to the actual knowledge of a Responsible Officer of the Seller: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan related to such Underlying Assets, the Seller has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Assets, nor does the Seller have knowledge or reason to believe that any such notice will be received or is being threatened.

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(e)          Information. All information provided by the Seller either to the Purchaser or the Administrative Agent with respect to each Loan is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Seller by an Obligor or any other third party, such information is true, correct and complete to the best of the knowledge of the Seller.

Section 3.03         Representations and Warranties of the Purchaser.

By its execution of this Agreement, the Purchaser hereby represents to the Seller, the Collateral Manager and to the Collateral Agent for the benefit of the Secured Parties as of the date hereof and as of each Transfer Date that:

(a)          Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b)          Due Qualification. The Purchaser is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c)          Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (x) execute and deliver each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby, and (y) carry out the terms of the Transaction Documents to which it is a party and all other documents and agreements contemplated hereby and thereby, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d)          Binding Obligation. Each Transaction Document to which the Purchaser is a party, assuming due execution and delivery by each other party thereto, constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)          All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party have been obtained, except for filings of UCC-1 financing statements in connection with the transactions contemplated by the Transaction Documents or where the failure to so obtain would not reasonably be expected to have a Material Adverse Effect.

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(f)          No Violations. The consummation of the transactions contemplated by each Transaction Document to which it is a party and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith or therewith and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Purchaser or any Contractual Obligation of the Purchaser, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any the Purchaser’s properties pursuant to the terms of any such Contractual Obligation, other than as specifically set forth in the Loan Agreement, or (iii) except where such violation could not reasonably be expected to result in a Material Adverse Effect, violate any Applicable Law.

(g)          Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Seller in exchange for the Conveyed Assets, which amount the Purchaser hereby agrees is the fair market value of such Conveyed Assets. No such Sale has been made for or on account of an antecedent debt owed by the Purchaser to the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(h)          Litigation. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any properties of the Purchaser, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Purchaser is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(i)          Loan Sale Agreement. This Agreement and any assignment or novation instruments and other documents evidencing the assignment or novation of any Loan in accordance with the related Underlying Instruments are the only agreements or arrangements pursuant to which the Purchaser acquires the Conveyed Assets.

(j)          Receipt of Repurchase Price. The Collection Account is the only account to which the Seller has been instructed to deposit the Repurchase Price relating to any Loan required to be repurchased hereunder. The Purchaser acknowledges that any funds received by it attributable to the repurchase of any Loan hereunder are held and shall be held in trust for the benefit of the Administrative Agent (or its assignees) until deposited by the Purchaser into the Collection Account as required by the Loan Agreement.

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ARTICLE IV

Perfection of Transfer

and Protection of Security Interests

Section 4.01         Protection of Title of the Purchaser.

(a)          The Seller shall direct any agent or administrative agent for any Conveyed Assets to remit all payments and collections with respect to such Conveyed Assets and direct the Obligor with respect to such Conveyed Assets to remit all such payments and collections directly to the Collection Account. The Seller will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors regarding payments to be made to the Seller or the Collateral Manager or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change. The Seller shall ensure that only (x) funds constituting payments and collections relating to Conveyed Assets and (y) funds constituting amounts due to the Purchaser in connection with the repurchase of a Loan required hereunder shall be deposited into the Collection Account. In the event any payments relating to any Conveyed Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees. Until so deposited, all such Interest Collections, all such Principal Collections and any amounts required to be paid to the Purchaser in connection with a repurchase of a Loan hereunder shall be held in trust for the Purchaser or its assignees by the Seller.

(b)          At any time after the occurrence or declaration of the Termination Date, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Seller or the Collateral Manager to notify the Obligors, at Seller’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in the Conveyed Assets and may direct that payments of all amounts due or that become due under any or all of the Conveyed Assets be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(c)          The Seller shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the UCC financing statement referred to in Section 2.01(e) or any other UCC financing statement filed pursuant to this Agreement or in connection with any transfer hereunder:

(i)           file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement; and

(ii)         deliver or cause to be delivered to the Purchaser, the Collateral Agent and the Administrative Agent an opinion of the counsel for Seller, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 of the Loan Agreement with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(d)          The Seller shall at all times maintain each office from which it services Conveyed Assets and its principal executive office within the United States of America.

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(e)          The Seller shall on or prior to the Closing Date mark its master data processing records and other books and records relating to the Conveyed Assets, including without limitation the Records, so that, from and after the time of transfer under this Agreement of Conveyed Assets to the Purchaser and the grant of a security interest in such Conveyed Assets by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Loan Agreement, the Seller’s master data processing records (including archives) and other books and records that refer to such Conveyed Assets shall indicate clearly that such Conveyed Assets has been Purchased by the Purchaser hereunder and that a security interest therein has been granted by the Purchaser to the Collateral Agent, for the benefit of the Secured Parties, under the Loan Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Conveyed Assets shall be deleted from or modified on the Seller’s computer systems when, and only when, such Conveyed Assets shall be (i) paid off by the related Obligor or released by the Collateral Agent pursuant to the Loan Agreement.

(f)          If the Seller fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Section 8.11. The Seller irrevocably authorizes each of the Purchaser, the Collateral Agent and the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints each of the Purchaser, the Collateral Agent and the Administrative Agent as its attorney–in–fact pursuant to act on behalf of the Seller (i) to file UCC financing statements on behalf of the Seller, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Conveyed Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Conveyed Assets as a UCC financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Conveyed Assets. This appointment is coupled with an interest and is irrevocable.

Section 4.02         Custody of Loan.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller shall deliver copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents to the Collateral Agent.

Section 4.03         Filing.

Each of the Seller and the Purchaser hereby authorizes the Collateral Manager and the Collateral Agent to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager or the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

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Section 4.04         Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Collateral Agent’s respective interests in the Conveyed Assets.

Section 4.05         Sale Treatment.

The Seller and the Purchaser shall treat the transfer of Conveyed Assets made hereunder for all purposes (other than tax purposes) as a sale and purchase on all of its relevant books and records; provided that, as a result of the consolidation required by GAAP, the transfers of the Conveyed Asset may be reflected as a financing by the Seller in its consolidated financial statements.

Section 4.06         Security Interest in Participations.

Section 2.06(e) creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Purchaser in all right, title and interest of the Seller in, to and under the Closing Date Loans and the Collateral related thereto, which security interest shall be a first priority perfected security interest prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller upon execution and delivery of this Agreement, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity)..

ARTICLE V

Covenants

Section 5.01         Covenants of the Seller.

The Seller shall comply with the following covenants at all times from the Closing Date until the termination of this Agreement, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party:

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(a)          Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b)          Obligations and Compliance. The Seller will, at its expense, duly fulfill and comply in all material respects with all obligations on its part to be fulfilled or complied with under or in connection with the administration of each Conveyed Asset and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Conveyed Assets.

(c)          Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Conveyed Assets, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Conveyed Assets and the identification of the Conveyed Assets, including without limitation the Records.

(d)          Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.

(e)          Payment, Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes (including filing Tax returns and reports), assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(f)          Notices. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent:

(i)          Notice of Income Tax Liability. The Seller shall provide telephonic or facsimile notice within ten (10) Business Days (confirmed in writing within five (5) Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Seller or any “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) of which the Seller is a member in an amount equal to or greater than $2,000,000 in the aggregate, or (ii) to the Tax liability of the Purchaser in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;

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(ii)         Notice of Auditors’ Management Letters. The Seller shall provide promptly, after the receipt of any auditors’ management letters received by the Seller or by its accountants (but not including regular communications to any relevant auditor’s committee unless related to a significant control deficiency;

(iii)        Notice of ERISA Reportable Events. The Seller shall provide promptly, after receiving notice of any Reportable Event with respect to any Pension Plan of the Seller (or any ERISA Affiliate thereof), a copy of such notice;

(iv)        Notice of Proceedings. The Seller shall provide, as soon as possible and in any event within three (3) Business Days after the Seller receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Conveyed Assets, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Conveyed Assets, or the Purchaser, the Collateral Manager or the Seller or any of their Affiliates. For purposes of this Section 5.01(d)(iv), (A) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Conveyed Assets, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Conveyed Assets, or the Purchaser in excess of $500,000 shall be deemed to be material and (B) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral Manager or the Seller or any of their Affiliates (other than the Purchaser) in excess of $2,000,000 shall be deemed to be material;

(v)         Notice of Material Events. The Seller shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;

(vi)        Notice of Event of Default. The Seller shall provide, within two (2) Business Days, written notice of the occurrence of any Default or Event of Default of which the Seller has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two (2) Business Days following the Seller’s knowledge or notice of the occurrence of any Default or Event of Default, the Seller will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Seller setting forth the details thereof and the action that the Seller proposes to take with respect thereto;

(vii)       Notice of Material Adverse Events. The Seller shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that could reasonably be expected to have a material adverse effect on the ability of the Purchaser, the Seller or the Collateral Manager to perform their respective obligations under the Transaction Documents.

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(g)          Other. The Seller will furnish to the Purchaser, the Collateral Agent and the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting the Conveyed Assets, including without limitation the Records, or the condition or operations, financial or otherwise, of the Seller as the Purchaser, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent and the Collateral Agent or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.

(h)          Compliance with Legal Opinions. The Seller shall take all actions necessary to maintain the accuracy of the assumptions set forth in the Non-Consolidation/True Sale Opinion.

(i)          Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Assets (other than any Permitted Lien). Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Purchaser and the Collateral Agent of the existence of any Lien (including Liens for Taxes) on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Purchaser in, to and under the Conveyed Assets against all claims of third parties; provided that, nothing in this Section 5.01(g) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Purchaser granted by the Seller hereunder in all Conveyed Assets which have not been released pursuant to the Loan Agreement.

(j)          Compliance with Law. The Seller hereby agrees to comply in all material respects with all requirements of law applicable to it except where the failure to do so would not have a Material Adverse Effect.

(k)          Location. The Seller shall not move its jurisdiction of formation outside of the State of Delaware without thirty (30) days’ prior written notice to the Purchaser and the Collateral Agent.

(l)          Merger or Consolidation of the Seller.

(i)          The Seller will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, in each case where such action would have a Material Adverse Effect or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to the Loan Agreement).

(ii)         Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.01(l), the Seller shall provide the Collateral Agent and the Purchaser notice of such merger, consolidation or transfer of substantially all of the assets and business within thirty (30) days after completion of the same.

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(m)          Seller Information. The Seller shall promptly, from time to time, provide such other information, documents, Records or reports respecting the Conveyed Assets or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the Seller’s actions under and compliance with ERISA and the 1940 Act) as the Purchaser or its assignee may from time to time reasonably request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Purchaser under or as contemplated by this Agreement and the other Transaction Documents.

(n)          Regulatory Filings. The Seller shall make, or cause to be made, any material filings, reports, notices, applications and registrations with, and seek any material consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Seller as may be necessary or that the Seller deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by Applicable Law.

(o)          Collections. All Collections (other than the Seller Retained Interest) received by it with respect to the Conveyed Assets transferred hereunder shall be held in trust for the benefit of the Collateral Agent for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt.

(p)          Notice of Default. The Seller shall furnish to the Purchaser (with a copy to the Administrative Agent), promptly upon a Responsible Officer of the Seller becoming aware thereof (and, in any event, within three (3) Business Days of the date on which a Responsible Officer obtains such knowledge), notice of the occurrence of any event with respect to the Seller which constitutes a Default or an Event of Default.

(q)          Notice. Promptly after the knowledge or receipt of notice of a Responsible Officer of the Seller of the same, the Seller shall notify the Administrative Agent and the Purchaser if any representation or warranty set forth in Section 3.01 or Section 3.02 was incorrect at the time it was given or deemed to have been given and the Seller has failed to comply with any material covenant hereunder, and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. The Seller shall notify the Administrative Agent and the Purchaser in the manner set forth in the preceding sentence before any Transfer Date of any facts or circumstances within the knowledge of a Responsible Officer of the Seller which would render any of the said representations and warranties untrue as of such Transfer Date.

Section 5.02         Negative Covenants of the Seller.

From the Closing Date until the termination of this Agreement:

(a)          Security Interests. The Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Conveyed Assets (other than any Permitted Lien). Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Purchaser and the Collateral Agent of the existence of any Lien on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Purchaser in, to and under the Conveyed Assets against all claims of third parties; provided that, nothing in this Section 5.02(a) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Purchaser granted by the Seller hereunder in all Conveyed Assets which have not been released pursuant to the Loan Agreement.

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(b)          Compliance with Law. The Seller hereby agrees to comply with all requirements of law applicable to it except where the failure to do so would not have a Material Adverse Effect.

(c)          Location. The Seller shall not move its jurisdiction of formation outside of the State of Delaware without thirty (30) days’ prior written notice to the Purchaser and the Collateral Agent.

(d)          Merger or Consolidation of the Seller.

(i)          Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Seller is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Seller shall be the successor to such Person hereunder and the other Transaction Documents to which the Seller is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii)         Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.01(d), the Seller shall provide the Collateral Agent and the Purchaser notice of such merger, consolidation or transfer of substantially all of the assets and business within thirty (30) days after completion of the same.

(e)          Transfer of Purchaser Membership Interests. The Seller shall not transfer, pledge, participate or otherwise encumber its membership interests in the Purchaser without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion.

(f)          Restricted Junior Payments. The Seller shall not cause or permit (to the extent it has the power to do so) the Purchaser to make any Restricted Junior Payment, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Purchaser may declare and make distributions to its member on its membership interests.

(g)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loans to the Purchaser.

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(h)          ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, the Seller will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Seller to engage, in any prohibited transaction (within the meaning of Sections 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate of the Seller may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Seller, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(i)          Regulatory Filings. The Seller may make, or cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Seller as may be necessary or that the Seller deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by Applicable Law.

(j)          Collections. All Collections (other than the Seller Retained Interest) received by it with respect to the Conveyed Assets transferred hereunder shall be held in trust for the benefit of the Collateral Agent for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than any proceeds realized from Permitted Investments and any Available Funds in respect of the Conveyed Assets. The Seller shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loans shall be deposited into the Collection Account.

(k)          Notice of Default. The Seller will furnish to the Purchaser (with a copy to the Administrative Agent), promptly upon a Responsible Officer of the Seller becoming aware thereof (and, in any event, within three (3) Business Days of the date on which a Responsible Officer obtains such knowledge), notice of the occurrence of any Default or Event of Default.

(l)          Notice. Promptly after the knowledge or receipt of notice of a Responsible Officer of the Seller of the same, the Seller shall notify the Administrative Agent and the Purchaser if any representation or warranty set forth in Section 3.02 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. The Seller shall notify the Administrative Agent and the Purchaser in the manner set forth in the preceding sentence before any Transfer Date of any facts or circumstances within the knowledge of a Responsible Officer of the Seller which would render any of the said representations and warranties untrue as of such Transfer Date.

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(m)          Organizational Documents. The Seller will not cause or permit the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s organizational or operational documents without the prior written consent of the Administrative Agent.

(n)          Instructions to Agents and Obligors. The Seller will not make any change in its instructions to Obligors (or any agents with respect to the Underlying Instruments) regarding payments to be made with respect to the Conveyed Assets to the Collection Account, unless the Administrative Agent has consented to such change (such consent not to be unreasonably withheld or delayed, it being understood that any such account to which the Obligors may be instructed to make payments shall be subject to an account control agreement which provides the Collateral Agent with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Administrative Agent).

ARTICLE VI

Indemnification by THE SELLER

Section 6.01         Indemnification.

(a)          Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify the Purchaser, the Administrative Agent, the Collateral Agent, the Secured Parties, the Collateral Manager, the Lenders and each of their respective assigns and officers, directors, members, managers, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable invoiced attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement, excluding, however, any Indemnified Amounts resulting solely from (x) fraud, gross negligence or willful misconduct on the part of the applicable Indemnified Party or (y) the uncollectability of any Loan due to the Obligor’s failure to pay any amounts due under the applicable Underlying Instruments in accordance with its terms. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (x) or (y) above) in relation to such Indemnified Party:

(i)          any representation or warranty made or deemed made by the Seller or any of its respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(ii)         any Person’s use, ownership or operation of any Underlying Assets to the extent that such use, ownership or operation took place prior to the Purchase Date with respect to the related Conveyed Assets;

(iii)        any action taken by the Seller, other than in accordance with this Agreement, in respect of any portion of the Conveyed Assets;

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(iv)        any Taxes (other than Taxes based upon the net or gross income of an Indemnified Party and Taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party arising out of or as a result of this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, stamp or license Taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement and imposed against such Indemnified Party. Without limiting the foregoing, in the event that the Purchaser, the Collateral Agent, the Collateral Manager, the Lenders or the Administrative Agent receives actual notice of any such Taxes arising out of this Agreement, on written demand by such party, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Purchaser, the Collateral Agent, the Collateral Manager, the Lenders and the Administrative Agent harmless, on an after-tax basis, from and against any and all such Taxes (it being understood that the Purchaser, the Collateral Agent, the Collateral Manager, the Lenders and the Administrative Agent shall have no contractual obligation to pay such Taxes);

(v)         the gross negligence, willful misconduct or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller’s obligations and duties under this Agreement;

(vi)        any Loan treated as or represented by the Seller to be an Eligible Loan which is not at the applicable time an Eligible Loan, or the purchase by any party or origination of any Loan which violates Applicable Law as of its Purchase Date;

(vii)       the failure by the Seller to comply with all requirements of Section 7.02 hereof;

(viii)      the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any other agreement executed by the Seller in connection with this Agreement, or with any Applicable Law, with respect to any Conveyed Assets or the nonconformity of any Conveyed Assets with any such Applicable Law;

(ix)         the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Conveyed Assets, together with all Collections (other than the Seller Retained Interest), free and clear of any Lien (other than Permitted Liens) whether existing at the time of sale hereunder or at any time thereafter;

(x)          the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the security interest granted by the Seller in any Conveyed Assets, whether at the time of sale hereunder or at any subsequent time;

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(xi)         any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Conveyed Assets (including, without limitation, a defense based on the Conveyed Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the merchandise or services related to such Conveyed Assets or the furnishing or failure to furnish such merchandise or services;

(xii)        any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement, or any of the other Transaction Documents to which it is a party or any failure by the Seller to perform its duties under any Conveyed Assets;

(xiii)       any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

(xiv)      any action taken by the Seller prior to the related Transfer Date in the enforcement or collection of any Conveyed Assets;

(xv)       any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Conveyed Asset;

(xvi)      the failure by the Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Conveyed Assets;

(xvii)     the commingling by the Seller of Collections on the Conveyed Assets at any time with other funds of the Seller;

(xviii)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Seller from sales of Conveyed Assets executed hereunder or the security interest in the Conveyed Assets;

(xix)       the failure of the Seller or any of its agents or representatives to remit to the Purchaser or the Collateral Agent, as applicable, Collections (other than the Seller Retained Interest) on the Conveyed Assets remitted to the Seller or any such agent or representative as provided in this Agreement; or

(xx)        failure or delay in assisting a successor Collateral Manager in assuming each and all of the Collateral Manager’s obligations to service and administer the Conveyed Assets in accordance with the Loan Agreement, or failure or delay in complying with instructions from the Administrative Agent with respect thereto.

(b)          If (x) the Seller has made any indemnity payment pursuant to this Section 6.01, (y) the recipient thereafter collects any payments from others in respect of such Indemnified Amounts and (z) payments collected by the recipient from the Seller and others in respect of such Indemnified Amounts exceed the amount necessary to fully indemnify the recipient, then the recipient shall repay to the Seller, without interest, an amount equal to the excess of the amount it has collected in respect of such Indemnified Amounts over the amount necessary to fully indemnify the recipient in respect of such Indemnified Amounts.

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(c)          Any amounts subject to the indemnification provisions of this Section 6.01 shall be paid by the Seller to the Indemnified Party within five (5) Business Days following receipt by the Seller of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses, which certificate shall be conclusive absent manifest error.

(d)          If for any reason the indemnification provided above in this Section 6.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Seller shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 6.01(a).

(e)          Indemnification under this Section 6.01 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(f)          The obligations of the Seller under this Section 6.01 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent or any Lender and the termination of this Agreement and the Loan Agreement.

(g)          Each Indemnified Party waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement and any other Transaction Document any consequential (including loss of profit), indirect, special, exemplary or punitive damages.

Section 6.02         Assignment of Indemnities.

The Seller acknowledges that, pursuant to the Loan Agreement, the Purchaser shall assign its rights of indemnity granted hereunder to the Collateral Agent, for the benefit of the Secured Parties. Upon such assignment, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Seller under this Article VI shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Seller agrees that, upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article VI.

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Section 6.03         Liabilities to Obligors.

The Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any Obligor under any of the Loans is intended to be assumed by the Purchaser, the Collateral Manager, the Collateral Agent or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Collateral Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.02.

Section 6.04         Limitation on Liability.

(a)          The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VII

mandatory repurchases

Section 7.01         Reserved.

Section 7.02         Mandatory Repurchases.

(a)          Upon discovery by a Responsible Officer of the Seller, the Purchaser (or the Collateral Manager on its behalf) or the Collateral Agent that a Loan was not an Eligible Loan on its Transfer Date (each such Loan, an “Ineligible Loan”) or that a Loan otherwise constitutes a Warranty Loan as a result of a breach of any representation or warranty of the Seller regarding such Loan, the party discovering the same shall give prompt written notice to the other party hereto or to the parties hereto (if the Collateral Agent is the party providing such notice), the Administrative Agent, the Collateral Agent and the Collateral Manager. Within ten (10) days of the earlier of its discovery or its receipt of notice of any such Ineligible Loan or Warranty Loan, the Seller shall (i) promptly cure such breach to the satisfaction of the Administrative Agent, (ii) repurchase the Loan by depositing in the Collection Account an amount equal to the Transfer Deposit Amount of such Loan or (iii) replace such Loan and substitute therefor one or more Loans in a Substitution satisfying the applicable provisions of Section 2.14 of the Loan Agreement.

(b)          The Seller shall bear all transaction costs incurred in connection with a repurchase or Substitution of Loans effected pursuant to this Agreement (including costs under the Loan Agreement).

Section 7.03         Reserved.

Section 7.04         Reassignment of Substituted or Repurchased Loans.

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Upon receipt by the Collateral Agent for deposit in the Collection Account of the Transfer Deposit Amount in the case of any repurchased Loan, the Purchaser hereby assigns to the Seller, unless the Administrative Agent is otherwise notified at the time of the sale, all of the Purchaser’s right, title and interest in the Conveyed Assets being repurchased or substituted without recourse, representation or warranty. Such reassigned Loan (together with the other Conveyed Assets related thereto) shall no longer thereafter be deemed a part of the Conveyed Assets.

ARTICLE VIII

Miscellaneous

Section 8.01         Amendment.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent and the Collateral Agent.

Section 8.02         Governing Law.

(a)          This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b)          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.02(b).

Section 8.03         Notices.

All notices, demands, certificates, requests, directions and communications hereunder (notices) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Section 8.04         Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

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Section 8.05         Waivers; Cumulative Remedies.

No failure or delay on the part of the Purchaser (or any assignee thereof) or the Seller, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 8.06         Third Party Beneficiaries.

The parties hereto hereby manifest their intent that the Collateral Agent, on behalf of the Secured Parties, the Administrative Agent and the Lenders (and any other Indemnified Parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement. By execution of this Agreement, the parties hereto acknowledge that the Collateral Manager will be exercising the rights and performing the duties of the Purchaser hereunder pursuant to Section 6.2 of the Loan Agreement.

Section 8.07         Counterparts.

This Agreement (and each amendment, modification, and waiver in respect thereof) may be executed by facsimile signature and in several counterparts (including by e-mail (.PDF) or facsimile transmission), each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 8.08         Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.09         No Bankruptcy Petition; Disclaimer.

(a)          The Seller covenants and agrees that, prior to the date that is one year or, if longer, the applicable preference period then in effect, and one day after the satisfaction and discharge of the Loan Agreement it will not institute against the Purchaser (in the case of the Seller), or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.09 will survive the termination of this Agreement.

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(b)          The provisions of this Section 8.09 shall be for the third party benefit of those entitled to rely thereon, including the Collateral Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.10         Jurisdiction; Waivers.

(a)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it the address set forth in Schedule 2. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages.

Section 8.11         Costs and Expenses.

In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under Article VI hereof, the Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Purchaser or its assignees in connection with such Person’s enforcement, and after the occurrence of a Default or Event of Default, such Person’s potential enforcement, of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith.

The Seller shall pay on demand all reasonable out-of-pocket costs and expenses incurred by the Purchaser or its assignees in connection with periodic audits of the Seller’s books and records, including without limitation the Records, as provided in Section 8.16.

Section 8.12         No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.13         Successors and Assigns; Assignment to Collateral Agent.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except for the assignment by the Purchaser to the Collateral Agent pursuant to the Loan Agreement, this Agreement may not be assigned by the Purchaser or the Seller without the prior written consent of the other party and the Administrative Agent. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are assigned to the Collateral Agent pursuant to the Loan Agreement; provided that, the Collateral Agent has agreed in the Loan Agreement that unless and until an Event of Default shall have occurred and be continuing and the Termination Date has been declared, the Obligations under the Loan Agreement accelerated and the Collateral Agent has delivered a Notice of Exclusive Control, the Purchaser may continue to exercise its rights hereunder.

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Section 8.14         Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Loan Agreement.

Section 8.15         Limited Recourse.

(a)          No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement, the Loan Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of the Seller by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller contained in this Agreement, the Loan Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the limited liability company obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by the Seller or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Seller under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement, the Loan Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Seller, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Seller to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)          Notwithstanding any contrary provision set forth herein, no claim may be made by the Seller or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

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(c)          No recourse shall be had for the payment of any amount owing by the Purchaser or Seller under this Agreement, any Transaction Document or for the payment by the Purchaser or Seller of any fee in respect hereof or any other obligation or claim of or against the Purchaser or Seller arising out of or based upon this Agreement or any Transaction Document, against any employee, officer, director, shareholder, partner, member or manager of the Purchaser or Seller or of any Affiliate of such Person (other than the Seller or the Purchaser, as applicable). Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 2.7 and Section 2.8 of the Loan Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished. The provisions of this Section 8.14 shall survive the termination of this Agreement.

(d)          The Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Seller might have against the Purchaser, the Administrative Agent, the Lenders, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Seller.

(e)          The Purchaser shall have the right to set–off against the Seller any amounts to which the Seller may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Agreement. Upon any such set–off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.

Section 8.16         Rights of Inspection.

At the discretion of the Purchaser and the Administrative Agent, the Seller shall allow the Purchaser and the Administrative Agent (during normal office hours and upon reasonable advance notice) to review the Seller’s compliance with its obligations under this Agreement and any other Transaction Document to which it is a party, and to conduct an audit of the Conveyed Assets and Required Loan Documents in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time.

Section 8.17         Third Party Beneficiary.

The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

Section 8.18         Subordination.

After giving effect to any payment relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Purchaser to the Secured Parties under the Loan Agreement. The Seller hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to the Lenders, the Collateral Agent, the Administrative Agent or any other Secured Party under the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FIFTH STREET SENIOR FLOATING RATE CORP., as Seller

By:
Name:
Title:

FS SENIOR FUNDING II LLC, as Purchaser

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]

ACKNOWLEDGED AND AGREED:

Wells Fargo Bank, National Association, not in its individual capacity, except as herein expressly provided, but solely as the Collateral Agent

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]

ACKNOWLEDGED AND AGREED:

FIFTH STREET SENIOR FLOATING RATE CORP., not in its individual capacity, except as herein expressly provided, but solely as the Collateral Manager

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]